EX-35.1
(logo) NAVY FEDERAL Credit Union

Wells Fargo Bank MN., N.A.
Corporate Trust Services
9062 Old Annapolis Road
Columbia, MD 21045-1951

Annual Statement on Compliance

Pursuant to the Seller/Servicer Agreement dated June 14, 2002, by and between Navy Federal Credit Union (the "Company") and Charlie Mac, LLC (the "Purchaser") as amended (the "Agreement"), the undersigned officer of the Company hereby certifies the following for the 2007 calendar year:

A. A review has been made of the Company's activities during the preceding calendar year under the officer's supervision.

B. To the best of the officer's knowledge based on the review, the Company has fulfilled all obligations throughout the preceding calendar year according to the Agreement.

Any capitalized term used but not defined herein shall have the meaning ascribed thereto in the Agreement.

Certified By:
/s/ Charles E. Stewart
Name: Charles E. Stewart
Title: Vice President
Date: March 10, 2008



PO Box 3000 Merrifield VA 22119-3000


(page)


Appendix A

Listing of applicable trusts (administered by Wells Fargo) and backed by loans serviced by Navy Federal Credit Union

1. HT 2004-1, aka CMAC 2004-1
2. CHT 2004-2 aka CMAC 2004-2
3. CMLTI 2004-HE1
4. CSFB 2005-4
5. CSFB 2005-5
6. CSFB 2005-7
7. CSFB 2005-8
8. CSFB 2005-9
9. CSMC 2006-1
10. JPL 2006-A6
11. JPMMT 2005-S3
12. JPMMT 2006-A6
13. JPMMT 2006-S1
14. JPMMT 2006-S2
15. JPMMT 2006-S4
16. MAL 2005-5
17. MARM 2005-8
18. MASTR 2005-2
19. PRM 2003-3
20. PRM 2005-1
21. PRM 2005-2
22. PRM 2005-5
23. HBV 2007-4
24. JPMMT 2007-S2
25. RBSGC 2007-B

2